EX-99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Private Credit Fund of our report dated March 17, 2026, relating to the financial statements of PGIM Private Credit Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2026